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                                                                     EXHIBIT 4-d


                                 TRUST AGREEMENT

                                       OF

                            STERLING BANCORP TRUST I


            This TRUST AGREEMENT, dated as of February 1, 2002, between Sterling Bancorp, a New York corporation, as "Depositor" and John C. Millman and John W. Tietjen as "Regular Trustees" and The Bank of New York (Delaware) as "Trustee" (the Trustee and the Regular Trustees together, the "Trustees"). The Depositor and the Trustees hereby agree as follows:

            1. The trust created hereby shall be known as Sterling Bancorp Trust I, in which name the Trustees, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

            2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

            3. The Depositor and the Trustees will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form to be included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees
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shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

            4. The Depositor, as the sponsor of the Trust, is hereby authorized
(i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust (a) the Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to such 1933 Act Registration Statement (including the prospectus and the exhibits contained therein), relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and certain other securities and any other necessary documents relating thereto and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under
Section 12 of the Securities Exchange Act of 1934, as amended; (ii) to file with one or more national securities exchange (each, an "Exchange") or the National Association of Securities Dealers ("NASD") and execute on behalf of the Trust a listing application or applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any such Exchange or the NASD's Nasdaq National Market ("NASDAQ"); (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as the Depositor, on behalf of the Trust, may deem necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws; (iv) to execute on behalf of the Trust such Underwriting Agreements with one or more underwriters relating to the offering of the Preferred Securities as the Depositor, on behalf of the Trust, may deem necessary or desirable. In the event that any filing referred to in clauses (i), (ii) and
(iii) above is required by the rules and regulations of the Commission, any Exchange, the NASD or state securities or Blue Sky laws, to be executed on behalf of the Trust by one of the Trustees, the Depositor and any of the Trustees appointed pursuant to Section 6


                                      -2-
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hereof are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing.

            5. This Trust Agreement may be executed in one or more counterparts.

            6. The number of Trustees initially shall be three (3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any of the Trustees at any time. Any of the Trustees may resign upon thirty days' prior notice to the Depositor provided, however, such notice shall not be required if it is waived by the Depositor.

            7. The Depositor agrees to indemnify each Trustee for, and to hold it harmless against, any loss, liability or expense (including the reasonable compensation and the expenses and disbursements of its agents and counsel) incurred without negligence or bad faith, arising out of or in connection with the acceptance or administration of this trust or the performance of each such Trustee's duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

            8. The Bank of New York (Delaware), in its capacity as Trustee, shall not have any of the powers or duties of the Regular Trustees set forth herein and shall be a Trustee of the Trust for the sole purpose of satisfying the requirements of Section 3807 of the Business Trust Act.

            9. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).


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            IN WITNESS WHEREOF, the parties hereto have caused this Trust
Agreement to be duly executed as of the day and year first above written.




                              STERLING BANCORP,
                                  as Depositor



                              By:      /S/ JOHN W. TIETJEN
                                    ------------------------
                                    Name:   John W. Tietjen
                                    Title:  Executive Vice
                                            President, Treasurer
                                            and Chief Financial
                                            Officer

                              THE BANK OF NEW YORK (DELAWARE),
                                   as Trustee



                              By:     /S/ WILLIAM T. LEWIS
                                    ------------------------------
                                    Name: William T. Lewis
                                    Title: Senior Vice President



                                    /S/ JOHN C. MILLMAN
                              ------------------------------
                              John C. Millman,
                               as Regular Trustee



                                    /S/ JOHN W. TIETJEN
                              ------------------------------
                              John W. Tietjen,
                               as Regular Trustee



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                              CERTIFICATE OF TRUST

                                       OF

                            STERLING BANCORP TRUST I

            This Certificate of Trust of Sterling Bancorp Trust I (the "Trust"), dated February 1, 2002, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

            1. Name. The name of the business trust being formed hereby is Sterling Bancorp Trust I.

            2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

            3. Effective Date. This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.

                  [Remainder of Page Intentionally Left Blank]
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            IN WITNESS WHEREOF, the undersigned, being the initial trustees of the Trust, have executed this certificate of Trust as of the date first above written.



                              THE BANK OF NEW YORK (DELAWARE),
                                as Trustee



                              By:        /S/ WILLIAM T. LEWIS
                                    ------------------------------
                                    Name: William T. Lewis
                                    Title: Senior Vice President



                                    /S/ JOHN C. MILLMAN
                              ------------------------------------
                              John C. Millman,
                                as Regular Trustee



                                    /S/ JOHN W. TIETJEN
                              ------------------------------------
                              John W. Tietjen,
                                as Regular Trustee